UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2019

PACIFIC GREEN TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54756	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 10212, 8 The Green Dover, DE	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 601-4659

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	PGTK	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02 Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 3.02 Unregistered Sales of Equity Securities

On January 15, 2020 Pacific Green Technologies Inc. (“we”, “us”, “our”, the “Company”) entered into an Employment Agreement with Mr. Richard Fraser-Smith to become Chief Financial Officer of our Company, pursuant to which he will receive compensation of $180,000 per annum for the term of the agreement to begin January 20, 2020 (the “Agreement”). Pursuant to the Agreement, Mr. Fraser-Smith will also be entitled to receive stock options to purchase our common shares as follows:

●	Options to purchase up to 25,000 common shares at a 25% discount to the average trading price in the 30 days prior to the date of this Agreement, exercisable 18 months after the date of this Agreement;
●	Options to purchase up to 25,000 common shares at a 25% discount to the average trading price in the 30 days prior to the first anniversary of this Agreement, exercisable 18 months after the first anniversary of this Agreement;
●	Options to purchase up to 25,000 shares at a 20% discount to the average trading price in the 30 days prior to each subsequent anniversary of this Agreement, exercisable 18 months after the first anniversary of this Agreement.

In addition, Mr. Fraser-Smith will be entitled to receive cash incentive bonuses for achieving performance milestones, including but not limited to $7,500 for financial and accounting support to establish the Joint Venture company with PowerChina SPEM, $5,000 for the timely financial integration of ENGIN, $2,500 for meeting each quarterly financial reporting deadline, $5,000 for meeting each annual financial reporting deadline, and discretionary performance related bonuses.

On January 20, 2020, as described above, we issued the options to purchase 75,000 common shares to Mr. Fraser-Smith. The securities were issued to one non-US person (as that term is defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”)), in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

The foregoing appointment of Mr. Richard Fraser-Smith was following the resignation of Richard Oliver as the Chief Financial Officer of the Company on December 19, 2019. Mr. Oliver’s resignation did not result from any disagreement with the Company regarding its policies, practices or otherwise. The Company will pay to Mr. Oliver $115,000 and issue 25,000 restricted common shares of the Company in full settlement of all accrued and unpaid compensation and bonuses payable for services rendered. The 25,000 common shares are issued to one non-US person (as that term is defined in Regulation S of the Securities Act), in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended. Options to purchase 50,000 common shares of the Company previously issued to Mr. Oliver on February 26, 2019 were cancelled concurrently with his resignation.

Richard Fraser-Smith—Chief Financial Officer

Richard Fraser-Smith, Chartered Accountant, is a finance professional. He was previously Chief Financial Officer of Global Marine Systems Limited (“Global Marine”), a provider of engineering solutions and sub-sea, fibre optic and power cable installation, maintenance and related services to the worldwide telecoms, offshore wind and oil and gas markets.

Mr. Fraser-Smith qualified as a Chartered Accountant with PricewaterhouseCoopers in 1991, where he worked on audits in a wide range of businesses. He later worked for Conoco Inc., ING Barings, PepsiCo, Halcrow Group Limited, CH2M Hill before joining Global Marine in 2015.

Within the finance function, Mr. Fraser-Smith has used his experience to transform reporting timeframes for management accounts as well as treasury and cash management procedures, along with M&A support. In addition to his financial expertise, he has been integrally involved in business planning and strategy, has developed full board reporting/KPI (key performance indicator) packages in support of this, and reviewed business processes, supply chains and logistics, reducing lead times, freeing up working capital and significantly reducing costs.

Mr. Fraser-Smith graduated in Chemical Engineering from Manchester University (UMIST) and is a Member of the Institute of Chartered Accountants in England and Wales.

Except as disclosed herein, there have been no transactions between the Company and Richard Fraser-Smith since our last fiscal year which would be required to be reported herein. There are no family or similar relationships among Mr. Fraser-Smith and any of our officers, directors, or affiliates.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description

2.1	Employment Agreement dated January 15, 2020 with Richard Fraser-Smith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GREEN TECHNOLOGIES INC.

/s/ Scott Poulter
Scott Poulter
Chief Executive Officer and Director

Date: January 27, 2020

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